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EXHIBIT 23.1

             CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in Registration Statements No. 333-67118, 333-51194, No. 333-42452, No. 333-112891, No. 333-106519, No.
333-110493 and No. 333-117822 of Generex Biotechnology Corporation and Subsidiaries (the "Company") on Forms S-3, of our report dated October 6, 2004, except for Note 20 which is as of November 10, 2004 relating to the financial statements appearing in this Annual Report on Form 10-K of the Company for the year ended July 31, 2004.


/s/  BDO Dunwoody, LLP
---------------------------
Independent Registered Chartered Accountants

Toronto, Ontario
November 10, 2004


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